Exhibit 10 (cc)
FIRST AMENDMENT
Dated as of September 11, 2009
to
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of December 8, 2008
     This FIRST AMENDMENT (this “Amendment”), dated as of September 11, 2009, is entered into among GREIF PACKAGING LLC, a Delaware limited liability company (“Greif”), GREIF RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “SPV”), the Investors, Managing Agents and Administrators party hereto, and BANK OF AMERICA, N.A., as Agent (the “Agent”).
RECITALS
     WHEREAS, the parties hereto have entered into that certain Transfer and Administration Agreement dated as of December 8, 2008 (the “Transfer and Administration Agreement”);
     WHEREAS, the parties hereto desire to amend the Transfer and Administration Agreement as provided herein;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the Transfer and Administration Agreement, the parties hereto agree as follows:
     SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Transfer and Administration Agreement.
     SECTION 2. Amendments to Transfer and Administration Agreement. The Transfer and Administration Agreement is hereby amended as follows:
     2.1. The following new definition is added to Section 1.1 of the Transfer and Administration Agreement:
     “Consolidated Fixed Charge Coverage Ratio” has the meaning assigned to such term in the Senior Credit Agreement.
     2.2. The definition of “Senior Credit Agreement” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety to read as follows:
     ““Senior Credit Agreement” means:
     (a) the Credit Agreement dated as of February 19, 2009 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among Greif, Inc., a Delaware corporation, Greif International Holding, B.V, a private limited liability company (besloten vennootschap met beperlite aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, and certain other wholly-owned subsidiaries of Greif, Inc. party thereto, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, a swing line lender and letter of credit issuer; or
     (b) if the agreement referred to in paragraph (a) is terminated or cancelled, any secured or unsecured revolving credit or term loan agreement between or among Greif, Inc., as borrower, and any bank or banks or financial institutions, as lenders(s), for borrowed monies to be used for general corporate purposes of Greif, Inc. and/or its Subsidiaries, with an original term of not less than 3 years and an original aggregate loan commitment of at least U.S.$250,000,000 or the equivalent thereof in any other currency and, if there is more than one such revolving credit or term loan agreement, then such agreement which involves the greatest original aggregate loan commitment(s) and, as between agreements having the same aggregate original loan commitment(s), then the one which has the most recent date; or
     (c) if the agreement referred to in paragraph (a) above and all agreements, if any, which apply under paragraph (b) have been terminated or cancelled, then so long as paragraph (b) does not apply as the result of one or more new agreements being entered into, the agreement which is the last such agreement under paragraph (a) or (b) to be so terminated or cancelled as in effect (for purposes of this definition) pursuant to such paragraphs immediately prior to such termination or cancellation.”
     2.3. The definition of “Interest Coverage Ratio” in Section 1.1 of the Transfer and Administration Agreement is hereby deleted in its entirety.
     2.4. Section 7.5(g) of the Transfer and Administration Agreement is hereby amended and restated in its entirety as follows:
     “(g) the Consolidated Fixed Charge Coverage Ratio of the last day of any fiscal quarter of the Servicer is less than 1.50 to 1.00 (or such other threshold as may from time to time be set forth in the Senior Credit Agreement); or”
     SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date on which the Agent (and each Managing Agent, upon its request) has received a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties.
     SECTION 4. Miscellaneous.
     4.1. Representations and Warranties. The SPV hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of the SPV, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist.
     4.2. References to Transfer and Administration Agreement. Upon the effectiveness of this Amendment, each reference in the Transfer and Administration Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended hereby, and each reference to the Transfer and Administration Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Transfer and Administration Agreement shall mean and be a reference to the Transfer and Administration Agreement as amended hereby.
     4.3. Effect on Transfer and Administration Agreement. Except as specifically amended above, the Transfer and Administration Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     4.4. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Investor under the Transfer and Administration Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
     4.5. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     4.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     4.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
     4.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREIF RECEIVABLES FUNDING LLC, as SPV
By:	/s/ John K. Dieker
	Name:	John K. Dieker
	Title:	Vice President and Treasurer

GREIF PACKAGING LLC, individually, as an Originator and as the Servicer
By:	/s/ John K. Dieker
	Name:	John K. Dieker
	Title:	Vice President and Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]
Signature Page to the First Amendment

YC SUSI TRUST, as a Conduit Investor and an Uncommitted Investor

By:	Bank of America, National Association, as Administrative Trustee
By:	/s/ Matt Zimmerman
	Name:	Matt Zimmerman
	Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent and as Managing Agent, Administrator and Committed Investor for the Bank of America Investor Group
By:	/s/ Matt Zimmerman
	Name:	Matt Zimmerman
	Title:	Vice President

Signature Page to the First Amendment